Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Global Health Care Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Global Health Care Fund dated September 26, 2000 (and to all references to our firm) included in or made a part of Pioneer Global Health Care Fund's Pre-Effective Amendment No. 2 and Amendment No. 2 to Registration Statement File Nos. 333-45122 and 811-10109, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachuestts
December 27, 2000